Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 11, 2018 and is entered into by and among (a) VERASTEM, INC., a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.                                    Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of March 21, 2017, among Borrower, Agent and Lender, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 4, 2018 among Borrower, Agent and Lender, and that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2018, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    In accordance with Section 11.3 of the Loan Agreement, Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      AMENDMENTS.

1.1                               The Loan Agreement shall be amended by (x) re-lettering sub-clauses (b)(i) and (ii) in the definition of Interest Only Extension Condition to appear as new sub-clauses (b)(ii) and (iii) respectively and (y) inserting the following to appear as the new sub-clause (b)(i) thereof:

“(i) a Permitted Convertible Debt Financing,”

1.2                               The Loan Agreement shall be amended by (i) re-lettering clause (x) in the definition of Permitted Indebtedness to appear as new clause (xi) and (ii) inserting the following to appear as the new clause (x) thereof:

“(x)                           Permitted Convertible Debt Financing, and”

1.3                               The Loan Agreement shall be amended by inserting the following new definition to appear in proper alphabetical order in Section 1.1 thereof:

“                                          “Permitted Convertible Debt Financing” means the issuance by Borrower of convertible notes in a single transaction in an aggregate principal amount of not more than One Hundred Seventy-Five Million Dollars ($175,000,000.00); provided that for so long as any portion of the Secured Obligations remain outstanding such convertible notes shall (a) have a scheduled maturity date no earlier than one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Verastem that is not a Qualified Subsidiary and (d) not provide for any prepayments, repurchases or redemptions of principal (other than customary fundamental change obligations and, for the avoidance of doubt, Permitted Conversion Payments) at the option of the holder thereof or the Borrower, in each case, earlier than 180 days after the Term Loan Maturity Date.”

1.4                               The Loan Agreement shall be amended by amending and replacing clause (a) in Section 7.4 as follows:

“(a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of (i) fractional shares in connection with such conversion and (ii) shares to the extent that the number of shares of the Verastem’s common stock due upon such conversion would exceed the aggregate number of shares of Verastem’s common stock authorized but not issued and shares of Verastem’s common stock held in treasury and reserved for issuance in connection with a Permitted Convertible Debt Financing (any such cash payments, “Permitted Conversion Payments”),”

2.                                      BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

2.1                               Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3                               The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2.6                               As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment.  Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.

4.2                               Final Draft.  Borrower shall deliver at least two (2) Business Days prior to the consummation of the Permitted Convertible Debt Financing, the offering memorandum, indenture and all other material documents related thereto to Agent in substantially final form.

4.3                               Payment of Lender Expenses.  Borrower shall have paid all reasonable and invoiced Lender expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment.

5.                                      RELEASE.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan

Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.                                      COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.  This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7.                                      INCORPORATION BY REFERENCE.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

VERASTEM, INC.

Signature:	/s/ Robert Forrester

Print Name:	Robert Forrester

Title:	Chief Executive Officer

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES FUNDING II, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel